Exhibit 10.1
FIRST AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 28th day of April, 2023 by and between (a) SILICON VALLEY BANK, a division of FIRST-CITIZENS BANK & TRUST COMPANY (successor by purchase to the Federal Deposit Insurance Corporation as Receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank)) (“Bank), and (b) (i) Sonder Holdings Inc., a Delaware corporation (“Holdings”), (ii) Sonder Holdings LLC, a Delaware limited liability company (“Holdings LLC”), (iii) Sonder Group Holdings LLC, a Delaware limited liability company (“Group Holdings”), (iv) Sonder Technology Inc., a Delaware corporation (“Sonder Technology”), (v) Sonder Hospitality USA Inc. (“Sonder Hospitality USA”), a Delaware corporation, (vi) Sonder USA Inc., a Delaware corporation (“Sonder USA”), (vii) Sonder Hospitality Holdings LLC, a Delaware limited liability company (“Hospitality Holdings”), (viii) Sonder Partner Co., a Delaware corporation, and (ix) Sonder Guest Services LLC, a Washington limited liability company (“Sonder Guest Services”, and together with Holdings, Holdings LLC, Group Holdings, Sonder Technology, Sonder Hospitality USA, Sonder USA, Hospitality Holdings, and Sonder Partner Co., individually and collectively, jointly and severally, “Borrower”).

Recitals
A.    Bank and Borrower have entered into that certain Loan and Security Agreement dated as of December 21, 2022 (as the same has been and may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that Bank amend the Loan Agreement to (i) waive the Stated Events of Default (defined below) and (ii) make certain revisions to the Loan Agreement as more fully set forth herein.
D.    Bank has agreed to so waive the Stated Events of Default and amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
    Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.Amendments to Loan Agreement.
2.1Section 5.7 (Accounts). Section 5.7(a) of the Loan Agreement is deleted in its entirety and replaced with the following:
“    (a)    Maintain account balances in Borrower’s, any of its Subsidiaries’, and any Guarantor’s operating accounts, securities accounts and depository accounts at or through Bank or Bank’s Affiliates representing at least 65% of the Dollar Equivalent value of Borrower’s and its Subsidiaries’ consolidated cash and Cash Equivalents, provided that the balance of a Blocked Cash Collateral Account, the HSBC Cash Collateral Accounts and any other cash collateral accounts subject to Liens permitted by clause (v) of the definition of Permitted Liens shall not be included in the foregoing calculation.”

2.2Section 5.8 (Financial Covenants). Section 5.8(b) of the Loan Agreement is deleted in its entirety and replaced with the following:
“    (b)    Minimum Consolidated Adjusted EBITDA. Consolidated Adjusted EBITDA to be tested on a trailing 6-month basis as of the last day of each quarter of at least the applicable amount set forth below for the applicable testing period:

Six Month Period Ending	Minimum Consolidated Adjusted EBITDA
December 31, 2022	($90,000,000.00)
March 31, 2023	($100,000,000.00)
June 30, 2023	($80,000,000.00)
September 30, 2023	($60,000,000.00)
December 31, 2023	($45,000,000.00)
March 31, 2024	($45,000,000.00)
June 30, 2024	($40,000,000.00)
September 30, 2024	($4,000,000.00)
December 31, 2024	$6,000,000.00
March 31, 2025 and all times thereafter	$10,000,000.00
Notwithstanding the foregoing, the Consolidated Adjusted EBITDA covenant above shall only be tested if at any time Borrower has not deposited and maintained in a Blocked Cash Collateral Account unrestricted and unencumbered (other than Liens in favor of Bank arising under this Agreement) cash in an amount of at least (A) 105.0% of the face amount of all Letters of Credit denominated in Dollars, plus (B) 115.0% of the Dollar Equivalent of the face amount of all Letters of Credit denominated in a Foreign Currency, plus (C) 100% of the outstanding principal amount of all Advances. If on any date Borrower has not complied with the cash collateral criteria set forth in the preceding sentence, the Consolidated Adjusted EBITDA covenant shall immediately be tested as of the last date of the applicable quarter for which financial statements were required to be delivered hereunder.”

2.3Section 12.2 (Definitions). The definition of “Collateral” in Section 12.2 of the Loan Agreement shall be amended to delete clause (b)(f) thereof in its entirety and replace it with the following:
“(f) Deposit Accounts and the cash collateral maintained therein, solely to the extent subject to Liens permitted by clauses (t) or (v) of the definition of Permitted Liens.”

2.4Section 12.2 (Definitions). The definition of “Permitted Indebtedness” in Section 12.2 of the Loan Agreement shall be amended by deleting subsection (g) in its entirety and inserting the following in its place:
“    (g)    Indebtedness secured by Liens permitted under clauses (a), (c), and (s) of the definition of “Permitted Liens” hereunder;”
2.5Section 12.2 (Definitions). The definition of “Permitted Indebtedness” in Section 12.2 of the Loan Agreement shall be amended by deleting “and” from the end of subsection (r), deleting subsection (s) in its entirety and inserting the following as new subsections (s) and (t) thereof:
“    (s)    Indebtedness for reimbursement obligations under letters of credit with any bank or financial institution other than Bank or Bank’s Affiliates, other than the Existing HSBC Letters of Credit, in an amount not to exceed $50,000,000 in the aggregate; and

    (t)    extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness described in (a) through (s) above, provided that the principal amount thereof is not increased (except by an amount equal to a reasonable premium, and fees and expenses reasonably incurred and by an amount equal to any existing commitments unutilized thereunder) or the terms thereof are not modified to impose more burdensome terms (taken as a whole) upon Borrower or its Subsidiary, as the case may be.”

2.6Section 12.2 (Definitions). The definition of “Permitted Investments” in Section 12.2 of the Loan Agreement shall be amended by deleting subsection (e) in its entirety and inserting the following in its place:
“    (e)    Investments (i) by Borrower and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) by Borrower and its Subsidiaries in any Borrower or Secured Guarantor, (iii) by Subsidiaries that are not a Borrower or Guarantor in other Subsidiaries that are not a Borrower or Guarantor, and (iv) so long as no Event of Default has occurred and is continuing or would result from such Investment, and Borrower is in pro forma compliance with the financial covenants in Section 5.8 above (other than the financial covenant contained in Section 5.8(b) if such covenant is not being tested at such time) both before and after such Investment, additional Investments by Borrower or a Secured Guarantor in wholly-owned Subsidiaries that are not a Borrower or a Secured Guarantor (x) to fund capital requirements of Subsidiaries in an aggregate amount under this clause (x) not to exceed $10,000,000 in any fiscal year, (y) for one time start-up costs associated with any newly created Foreign Subsidiary in an aggregate amount under this clause (y) not to exceed $10,000,000 in any fiscal year and (z) in connection with a Permitted Acquisition in an aggregate amount under this clause (z) not to exceed $10,000,000 in any fiscal year; provided that the aggregate Investments in respect of this clause (e)(iv) shall not at any time exceed $25,000,000 at any time outstanding;”
2.7Section 12.2 (Definitions).
(a)The definition of “Permitted Liens” in Section 12.2 of the Loan Agreement shall be amended by deleting “clause (s)” from clause (q) and substituting “clause (o)” in lieu thereof.

(b)The definition of “Permitted Liens” in Section 12.2 of the Loan Agreement shall be amended by deleting “and” from the end of subsection (u), deleting subsection (v) in its entirety and inserting the following as new subsections (v) and (w) thereof:
“    (v)    Liens in favor of any bank or financial institution other than Bank or Bank’s Affiliates, securing reimbursement obligations in respect of letters of credit in an amount not to exceed $50,000,000 in the aggregate; and

(w)    Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens described in (a) through (v), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien (and any accessions or improvements thereto and any proceeds thereof) and the principal amount of the indebtedness may not increase (except to the extent of any fees, premiums or accrued interest thereon).”
(c)The definition of “Quick Assets in Section 12.2 of the Loan Agreement shall be deleted in its entirety and replaced with the following:
““Quick Assets” is, on any date, Borrower’s, unrestricted and unencumbered (other than Liens in favor of Bank arising under this Agreement and Liens securing the obligations under the Note Documents) cash and Cash Equivalents, plus net billed accounts receivable aged less than ninety (90) days from the invoice date and unrestricted and unencumbered (other than Liens in favor of Bank arising under this Agreement and Liens securing the obligations under the Note Documents) investments maintained with or through Bank, with maturities of fewer than 12 months determined according to GAAP, provided that Quick Assets shall not include any cash held in the Blocked Cash Collateral Account or any other blocked account securing Bank Services.”

(d)The definition of “Total Liabilities” in Section 12.2 of the Loan Agreement shall be deleted in its entirety and replaced with the following:
““Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness that is required to be so classified, plus the non-cash collateralized portion of all (x) outstanding Letters of Credit and other letters of credit and (y) surety bonds. Total Liabilities shall not include operating lease obligations of Borrower or its Subsidiaries.”
2.8Compliance Certificate. The form of Compliance Statement attached as Exhibit A to the Loan Agreement is hereby amended and restated in the form attached hereto as Exhibit A.
3.Acknowledgement of Defaults; Waiver. Borrower acknowledges and agrees that certain Events of Default have occurred under Section 7.2 of the Loan Agreement prior to the date hereof as a result of (i) Borrower’s failure to maintain account balances in Borrower’s operating accounts and depository accounts at or through Bank or Bank’s Affiliates representing at least 90% of the Dollar Equivalent value of Borrower’s consolidated cash and Cash Equivalents pursuant to Section 5.7(a) of the Loan Agreement and (ii) Borrower’s failure to provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank pursuant to Section 5.7(c) of the Loan Agreement (collectively, the “Stated Events of Default”). Borrower acknowledges and agrees that, as a result of the Stated Events of Default, Bank has the right to declare all Obligations due and payable in full and to pursue its rights and remedies pursuant to the Loan Agreement (including, without limitation, collection of interest accrued at the Default Rate), applicable law, or otherwise. Notwithstanding the foregoing, subject to the satisfaction of the conditions precedent set forth herein, Bank hereby waives the Stated Events of Default under the Loan Agreement. Borrower hereby acknowledges and agrees the foregoing is a one-time waiver related solely to the Stated Events of Default for the time periods described above, and that except as specifically provided herein, nothing in this section or anywhere in this Amendment shall be deemed or otherwise construed as a waiver by Bank of any of its rights and remedies pursuant to the Loan Documents, applicable law or otherwise.

4.Control Agreements. Notwithstanding anything to the contrary contained in Section 5.7(c) of the Loan Agreement, Borrower shall have forty-five (45) days following the date hereof to provide Control Agreements for all deposit accounts and securities accounts held at a financial institution other than Bank, in each case, in a form and substance acceptable to Bank in all respects. The foregoing requirement shall not apply to (i) deposit accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such, (ii) Permitted HSBC Cash Collateral Accounts, (ii) cash collateral accounts subject to Liens permitted by clause (v) of the definition of Permitted Liens and (ii) other deposit accounts not having a balance at any time in excess of the $1,000,000 in the aggregate.
5.Limitation of Amendments.
5.1The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
5.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
6.Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
6.1Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
6.2The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by Borrower;
6.3The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
6.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
6.5This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
7.Release by Borrower.
7.1FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”).  Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing. Notwithstanding anything in this Amendment, the releases set forth in this Amendment shall not extend to any of Bank’s obligations under the Loan Agreement arising after the date of this Amendment, including to make extensions of credit to Borrower in accordance with the terms of the Loan Agreement.
7.2In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:
“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)
7.3By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all Released Claims, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever.  Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights. This Amendment shall only constitute an agreement by Bank to waive its rights and remedies with respect to the Stated Events of Default upon the terms and conditions set forth herein.
7.4This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release.  Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.
7.5Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:
(a) Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.
(b)Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.
(c)The terms of this Amendment are contractual and not a mere recital.
(d)This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.
(e)Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.
8.Bank Expenses. Borrower shall reimburse Bank for all unreimbursed Bank Expenses, including without limitation, all legal fees and expenses incurred in connection with this Amendment.
9.Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
10.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
11.Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER

FIRST-CITIZENS BANK & TRUST COMPANY (successor by purchase to the Federal Deposit Insurance Corporation as Receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank))

By: /s/ Trefor Bacon
Name: Trefor Bacon
Title: Managing Director

SONDER HOLDINGS INC.

By: /s/ David Alan Watt
Name:    David Alan Watt
Title:    Treasurer/Head of Treasury

SONDER HOLDINGS LLC

By:_ /s/ David Alan Watt
Name:    David Alan Watt
Title:    Treasurer/Head of Treasury

SONDER GROUP HOLDINGS LLC

By: /s/ David Alan Watt
Name:    David Alan Watt
Title:    Treasurer/Head of Treasury

SONDER TECHNOLOGY INC.

By: /s/ David Alan Watt
Name:    David Alan Watt
Title:    Treasurer/Head of Treasury

SONDER HOSPITALITY USA INC.

By: /s/ David Alan Watt
Name:    David Alan Watt
Title:    Treasurer/Head of Treasury
SONDER USA INC.

By: /s/ David Alan Watt
Name:    David Alan Watt
Title:    Treasurer/Head of Treasury

SONDER HOSPITALITY HOLDINGS LLC

By: /s/ David Alan Watt
Name:    David Alan Watt
Title:    Treasurer/Head of Treasury

SONDER PARTNER CO.

By: /s/ David Alan Watt
Name:    David Alan Watt
Title:    Treasurer/Head of Treasury

SONDER GUEST SERVICES LLC

By: /s/ David Alan Watt
Name:    David Alan Watt
Title:    Treasurer/Head of Treasury

EXHIBIT A
COMPLIANCE STATEMENT

TO:        SILICON VALLEY BANK                    Date:
FROM:     Sonder Holdings Inc., a Delaware corporation
        Sonder Holdings LLC, a Delaware limited liability company
        Sonder Group Holdings LLC, a Delaware limited liability company
        Sonder Technology Inc., a Delaware corporation
        Sonder Hospitality USA Inc., a Delaware corporation
        Sonder USA Inc., a Delaware corporation
        Sonder Hospitality Holdings LLC, a Delaware limited liability company
        Sonder Partner Co., a Delaware corporation
        Sonder Guest Services LLC, a Washington limited liability company

Under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, modified, supplemented and/or restated from time to time, the “Agreement”), Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Statement	Monthly within 30 days	Yes No
Annual financial statements (CPA Audited)	FYE within 120 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Board approved projections	Within 60 days each fiscal year end or upon Board approval, and promptly following any amendments/updates	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”) ____________________________________________________________________________.

Financial Covenant	Required	Actual	Complies
Adjusted Quick Ratio	≥ 1.00:1.0	____:1.0	Yes No
Minimum Consolidated Adjusted EBITDA	As set forth in Section 5.8(b)	$_________	Yes No
Cash Collateralization	Required	Actual	Complies
Trigger 1 Event - Adjusted Quick Ratio	≥ 1.40:1.0	____:1.0	Yes No
Trigger 2 Event - Adjusted Quick Ratio	≥ 1.25:1.0	____:1.0	Yes No

    The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and correct as of the date of this Compliance Statement.

    The following are the exceptions with respect to the statements above: (If no exceptions exist, state “No exceptions to note.”)

-------------------------------------------------------------------------------------------------------------------------

Sonder Holdings, Inc.
Sonder Holdings LLC
Sonder Group Holdings LLC
Sonder Technology Inc.
Sonder Hospitality USA Inc.
Sonder USA Inc.
Sonder Hospitality Holdings LLC
Sonder Partner Co.
Sonder Guest Services LLC

By:
Name:
Title:

BANK USE ONLY

Received by: _____________________
authorized signer
Date:     _________________________

Verified: ________________________
authorized signer
Date:     _________________________

Compliance Status:    Yes No

Schedule 1 to Compliance Statement

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.

Dated:    ____________________

I.    Adjusted Quick Ratio (Section 5.8(a))

Required:    1.00:1.00

Actual:        ___________:1.0

Actual:

A.
Aggregate value of Borrower’s unrestricted and unencumbered (other than Liens in favor of Bank arising under the Agreement and Liens securing the obligations under the Note Documents) cash and Cash Equivalents, but excluding cash held in the Blocked Cash Collateral Account or any other blocked account securing Bank Services
$

B.	Aggregate value of the net billed accounts receivable aged less than ninety (90) days from the invoice date	$
C.
Unrestricted and unencumbered (other than Liens in favor of Bank arising under the Agreement and Liens securing the obligations under the Note Documents) investments maintained with or through Bank, with maturities of fewer than 12 months determined according to GAAP
$
D.	Quick Assets (the sum of lines A through C)	$
E.
Aggregate value of obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness that is required to be so classified, but excluding operating lease obligations of Borrower or its Subsidiaries.
$
F.	The non-cash collateralized portion of all (x) outstanding Letters of Credit and other letters of credit and (y) surety bonds	$

G.	Current Liabilities (the sum of lines E and F)	$
H.	Adjusted Quick Ratio (line D divided by line G)
Is line J greater than or equal to 1.00:1:0?

      No, not in compliance                          Yes, in compliance

Is line J greater than or equal to 1.40:1:0?

      No, a Trigger 1 Event has occurred              Yes, a Trigger 1 Event has not occurred

Is line J greater than or equal to 1.25:1:0?

      No, a Trigger 2 Event has occurred              Yes, a Trigger 2 Event has not occurred

II.    Minimum Consolidated Adjusted EBITDA (Section 5.8(b))1

Required:    Consolidated Adjusted EBITDA to be tested on a trailing 6-month basis as of the last day of each quarter of at least the applicable amount set forth below for the applicable testing period:

Six Month Period Ending	Minimum Consolidated Adjusted EBITDA
December 31, 2022	($90,000,000.00)
March 31, 2023	($100,000,000.00)
June 30, 2023	($80,000,000.00)
September 30, 2023	($60,000,000.00)
December 31, 2023	($45,000,000.00)
March 31, 2024	($45,000,000.00)
June 30, 2024	($40,000,000.00)
September 30, 2024	($4,000,000.00)
December 31, 2024	$6,000,000.00
March 31, 2025 and all times thereafter	$10,000,000.00
Actual:        ___________

1 To be tested only when required by Section 5.8(b).

A.	Net Income (in accordance with GAAP)	$
B.	depreciation	$
C.	non-cash stock-based compensation and related payroll tax expense	$
D.	rent payments to landlord adjusted in accordance with GAAP	$
E.	consolidated tax expense	$
F.	amortization of intangibles	$
G.	other non-cash charges, non-cash expenses or non-cash losses	$
H.	foreign currency translation expenses	$
I.	transaction costs associated with the Loan Documents	$
J.	transaction costs associated with actual, proposed or contemplated issuance of equity	$

K.	ordinary and customary allowances for furniture, fixtures and equipment	$
L.	cash receipts	$

M.	Sum of lines A through L	$
N.	interest income	$
O.	extraordinary income or gains adjusted in accordance with GAAP	$
P.	other non-cash income other than accrual of revenue in the ordinary course of business	$

Q.	capital expenditures	$
R.	Sum of lines N through Q	$
S.	Consolidated Adjusted EBITDA (line M minus line R)	$
Is line R greater than or equal to $___________?

      No, not in compliance                          Yes, in compliance